Exhibit 4.23

GRANT PRIDECO, INC.
STOCK OPTION AGREEMENT
Vesting Upon Termination

     Under the terms and conditions of the                     (the “Plan”), a copy of which is attached hereto and incorporated in this Agreement by reference, Grant Prideco, Inc. (the “Company”) hereby grants to                     (the “Optionee”) the option to purchase                     shares of the Company’s Common Stock, $.01 par value, at the price of $                     per share, subject to adjustment as provided herein (the “Option”) as follows:

     1. Grant. (a) The Company hereby grants to the Optionee the Option effective as of                      (the “Date of Grant”). The Company and the Optionee agree that the Option shall be subject to the terms of this Agreement. The Company and Optionee further agree that this Agreement sets forth the complete terms of the Option as in effect on the date hereof.

     (b) Subject to the terms and conditions of this Agreement, the Option provides the Optionee with the option to purchase                     shares of Common Stock at a price of $                     per share (the “Option Price”).

     (c) The Option is considered to be a non-statutory option and is not intended to be an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

     (d) Subject to earlier vesting in the event of a “Change in Control” as provided in Section 1(e) hereof, termination of employment by the Company for any reason other than “Cause” as provided in Section 1(e) hereof, termination of employment by the Optionee for “Good Reason” as provided in Section 1(e) hereof, or in the event of termination of employment due to death, disability or retirement within three years from the date of the grant of the Option as provided for in Section 6 hereof, the Option shall be exercisable following three years from the date of grant of the Option. No Option however, shall be exercisable after one day less than 10 years from the date the option becomes first exercisable.

     (e)Notwithstanding the provisions of Section 1(d) hereof, the Option shall be exercisable with respect to all of the shares subject to the Option upon (i) the occurrence of a Change in Control (as defined herein) within three years from the date hereof, (ii) termination of employment by the Company for any reason other than Cause (as defined herein) within three years from the date hereof or (iii) termination of employment by Optionee for Good Reason (as defined herein) within three years from the date hereof.

          (1) For purposes of this Agreement, a Change in Control shall mean the occurrence of one or more of the following events: (i) any “person”, including a “group”, as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, other than an affiliate of the Company as of the Date of Grant, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) the

Company is merged or consolidated with or into another corporation and immediately after giving effect to the merger or consolidation either (A) less than 65% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (B) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (iii)(A) and (B) below; (iii) if at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): (A) persons who are directors of the Company on the Date of Grant and (B) persons who, prior to their election as a director of the Company (or successor entity if applicable), were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company; (iv) persons who are directors of the Company as of the beginning of any calendar year cease to constitute a majority of the members of the Board of Directors at any time during that calendar year; or (v) the Company transfers all or substantially all of its assets as contemplated by Delaware corporate law on a consolidated basis to another corporation or entity which is a less than a 50% owned subsidiary of the Company.

          (2) For purposes of this Agreement, “Cause” shall mean:

               (i) the willful and continued failure of the Optionee to perform substantially the Optionee’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Board that specifically identifies the manner in which the Board believes that the Optionee has not substantially performed the Optionee’s duties, or

               (ii) the willful engaging by the Optionee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition of “Cause”, no act, or failure to act, on the part of the Optionee shall be considered “willful” unless it is done, or omitted to be done, by the Optionee in bad faith or without reasonable belief that the Optionee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company. The cessation of employment of the Optionee shall not be deemed to be for Cause unless and until there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Optionee and the Optionee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the

Board, the Optionee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (3) For purposes of this Agreement, “Good Reason” shall mean:

               A. the assignment to the Optionee of any duties inconsistent in any respect with the Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as President and Chief Executive Officer of this Agreement, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Optionee;

               B. the assignment to the Optionee of any duties inconsistent in any respect with the Optionee’s position as President and Chief Executive Officer of the Company, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, if there were to occur a merger, consolidation or other business combination involving the Company where the Company ceases to be publicly traded and following the transaction the Optionee does not have the status, office, title and reporting requirements at the ultimate parent company that are substantially similar to that which the Optionee has with the Company;

               C. any failure by the Company to comply with any of the provisions provisions of any Employment Agreement between the Company and Optionee, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Optionee; or

               D. the Company’s requiring the Optionee to be based at any office or location more than 20 miles from downtown Houston, Texas or the Company’s requiring the Optionee to travel on Company business to a substantially greater extent than required immediately prior to the date hereof;

               E. For purposes of this Agreement, any good faith determination of “Good Reason” made by the Optionee shall be conclusive.

     2. Changes in The Company’s Capital Structure. (a) The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure of its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) The number of shares of Common Stock subject to the Option, the Option Price and the securities issuable and other property payable upon exercise of the Option shall be subject to adjustment as provided herein.

     3. Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided in Section 1 hereof.

     4. Assignment. The Option may not be transferred or assigned in any manner by the Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic order, and shall be exercisable during the Optionee’s lifetime only by the Optionee or an assignee pursuant to a qualified domestic order.

     5. Requirement of Law. If required at any time by the Committee, the Option may not be exercised until the Optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with Securities Act of 1933:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     6. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate as follows:

     (a) Severance of Employment. Except for severing employment for Good Reason as set forth in Section 1(e), I f the Optionee severs employment from the Company and all

Affiliates prior to three years from the date such Options were granted, for any reason, with or without cause, other than for death, retirement under the then established rules of the Company, or severance for disability, all such Options shall terminate and be immediately forfeited, and not be exercisable. If the Optionee severs employment from the Company and all Affiliates for any reason, with or without cause, other than for death, retirement under the then established rules of the Company, or severance for disability on or after three years from the date such Options were granted, the Options shall continue in effect until one day less than 10 years after the date the Option became first exercisable.

     (b) Death. If the Optionee dies prior to three years from the date such Options were granted, the Options shall continue in effect until one day less than 10 years following the date of the Optionee’s death. If the Optionee dies on or after three years from the date such Options were granted, the Option shall continue in effect until one day less than 10 years after the date the Option became first exercisable. After the death of the Optionee, the Optionee’s executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option’s expiration to exercise it.

     (c) Retirement. If the Optionee shall be retired in good standing from the employ of the Company under the then established rules of the Company, prior to three years from the date such Options were granted, the Optionee shall vest in the number of Options determined by multiplying the number of Options granted to the Optionee by a fraction, the numerator of which is the Optionee’s total whole years of service since the Options were granted and the denominator of which is three. With respect to these vested Options, the Options shall be exercisable until one day less than 10 years following the date of the Optionee’s retirement. If the Optionee shall be retired in good standing from the employ of the Company under the then established rules of the Company on or after three years from the date such Options were granted, such Options shall continue until one day less than 10 years after the date the Option became first exercisable.

     (d) Disability. If the Optionee shall be severed from the employ of the Company for disability prior to three years from the date such Options were granted, the Options shall be immediately be exercisable and continue in effect until one day less than 10 years following the date he severed from the employ of the Company for disability. If the Optionee shall be severed from the employ of the Company for disability on or after three years from the date such Options were granted, the Options shall continue in effect until one day less than ten years after the date the Option became first exercisable.

     7. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

     8. No Rights as a Stockholder. The Optionee shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Optionee’s exercise of the Option pursuant to its terms and conditions and payment for such shares. No adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Optionee’s exercise of the Option.

     9. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

     10. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive office at 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380, and any notice mailed to the Optionee shall be addressed to the Optionee’s residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

     11. Employment Obligation. The granting of the Option by the Company to the Optionee shall not impose upon the Company any obligation to employ or continue to employ the Optionee; and the right of the Company to terminate the employment of the Optionee with the Company shall not be diminished or affected by reason of the grant of the Option to the Optionee pursuant to this Agreement.

     12. Binding Effect. This Agreement shall, except as otherwise provided to the contrary in this Agreement, inure to the benefit of and bind the successors and assigns of the Company. This Agreement shall, except as otherwise provided to the contrary in this Agreement, inure to the benefit of and bind the heirs, executors, administrators and legal representatives of the Optionee.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

GRANT PRIDECO, INC.

By:

Name:
Title:

Optionee:

7